                                 RESTATED
                         ARTICLES OF INCORPORATION
                                    OF
                        KIMBALL INTERNATIONAL, INC.

     Kimball International, Inc., a corporation existing pursuant to the provisions of The Indiana Business Corporation Law, pursuant to action of its Board of Directors, hereby restates its Articles of Incorporation in their entirety in accordance with I.C. 23-1-38-7. These Restated Articles of Incorporation shall supersede and take the place of the existing Amended Articles of Incorporation of Kimball International, Inc., filed with the Indiana Secretary of State on November 30, 1972, and all subsequent amendments thereto. These Restated Articles of Incorporation are dated April 9, 1991.

                                 ARTICLE I

                                   NAME

     The name of the corporation is Kimball International, Inc.

                                ARTICLE II

                                 PURPOSES

     The purposes for which the corporation is formed are:

     (a) to transact any and all lawful businesses for which corporations may be incorporated under the Indiana General Corporation Act;

     (b) to carry on the trade or business of manufacturing, purchasing, buying, selling, handling, disposing of, merchandising and dealing in, either at wholesale or at retail, manufactured products of metal, wood, or other materials and/or the combinations thereof, of the various and several kinds, and especially furniture of the various and several kinds of construction, parts, and accessories, and in general, the engagement in manufacturing and merchandising and as before said, either at wholesale or at retail, and all or either, in whole or in part, as the further interests and opportunities may suggest, and as the subsequent conditions may indicate or require;

     (c) to engage and conduct a business in the United States and internationally for the manufacture of products of metal, wood or other materials and/or the combinations thereof; to buy, sell, own, manufacture, assemble, build, construct and otherwise handle and deal in all kinds of machinery, equipment, supplies, parts or accessories, and to manufacture, build and construct furniture of the various and several kinds of construction, parts and accessories and to dispose and deal in the same as manufacturers, jobbers, wholesalers and retailers;

     (d) to acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage and otherwise deal in and dispose of Letters Patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names incident to or useful in connection with any business of this corporation;

     (e) to acquire the capital stock, bonds or other evidences of indebtedness, secured or unsecured, of any other corporation and to acquire the good will, rights, assets and property and to undertake and assume all or any part of the obligations or liabilities of any other corporation, firm, association or person;
                                                                    Exhibit 3(a)

     (f) to acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidence of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;

     (g) to buy, hold, own, improve, manage, operate, lease as lessee or as lessor, sell, convey and/or mortgage either alone or in conjunction with others, real estate of every kind, character and description whatsoever and wheresoever situated, and any interest therein; and to purchase, acquire, hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates, or otherwise in conjunction with others, commodities and other personal property of every kind, character and description whatsoever and wheresoever situated, and any interest therein;

     (h) to act as agent or representative of others for any lawful business purposes;

     (i) to make contracts; to make any guaranty respecting stocks, leases, securities, indebtedness, interest, contracts, or other obligations; to borrow money; to issue bonds, promissory notes, debentures, and other evidences of indebtedness; to secure such evidence of indebtedness by pledge, mortgage and/or hypothecation of certain or all of the assets of the corporation; to enter into indentures specifying the various terms and incidents of such evidences of indebtedness; and to do any and all other incidental acts and things necessary to borrow money on the part of the corporation;

     (j) to borrow or raise monies for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes;

     (k) to purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

     (l) to have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, amortize, sell, convey or otherwise deal in or dispose of real and personal property of every class and description in any of the states, districts, territories or
          colonies of the                                           Exhibit 3(a)

          United States, and in any and all foreign counties, subject to the laws of such state, district, territory, colony, or country;

     (m) in general, to carry on any other businesses in connection with the foregoing and to have and exercise all of the powers conferred by the laws of the State of Indiana upon corporations by the Indiana General Corporation Act.

                                  ARTICLE III

                              PERIOD OF EXISTENCE

     The period during which the corporation shall continue is perpetual.

                                   ARTICLE IV

                     RESIDENT AGENT AND PRINCIPAL OFFICE

     Section 1. Resident Agent. The name and address of the resident agent in charge of the corporation's principal office is Thomas L. Habig, 1600 Royal Street, Jasper, Indiana, 47549.

     Section 2. Principal Office. The Post Office address of the principal office of the corporation is 1600 Royal Street, Jasper, Indiana, 47549.

                                   ARTICLE V

                                    SHARES

     Section 1. Number. The total number of shares into which the corporation's capital stock is to be divided is 40,700,000 shares, identified by class and par value of shares as follows:

     (a)  10,700,000 shares of Class A Common Stock of the par value of $.31-1/4 per share; and (since reduced by reason of conversions made subsequent to November 6, 1987, pursuant to Section 3(c) of this Article V)

     (b)  30,000,000 shares of Class B Common Stock of the par value of $.31-1/4 per share.

     Section 2. Changes and Reclassifications. At the time that this amendment becomes effective [which was November 6, 1987], and without any further action on the part of the corporation or its shareholders, each share of Class A Common Stock, $.62-1/2 par value, then issued (including shares held by the corporation as treasury shares), shall be changed and reclassified into two fully paid and non-assessable shares of Class A Common Stock, $.31-1/4 par value per share, and each share of Class B Common Stock, $.62-1/2 par value, then issued (including shares held by the corporation as treasury shares), shall be changed and reclassified into two fully paid and non-assessable shares of Class B Common Stock, $.31-1/4 par value per share. To reflect the change and reclassification provided above, each certificate representing shares of Class A Common Stock, $.62-1/2 par value, theretofore issued and outstanding or theretofore issued and held in the corporate treasury, and each certificate representing shares of Class B Common Stock, $.62-1/2 par value, theretofore issued and outstanding or theretofore issued and held in the corporate treasury, shall continue to represent, after the effective date of this amendment, the same number of shares of Class A Common Stock and Class B Common Stock, respectively, theretofore represented by such certificate, and each holder of shares of Class A Common Stock or Class B Common Stock shall be entitled, as soon as practicable after the effective date of this amendment, to receive a new certificate representing a number of shares of Class A Common Stock, $.31-1/4 par value, or Class B Common Stock, $.31-1/4 par value, respectively as authorized by this
                                                                    Exhibit 3(a)
amendment, equal to the number of shares theretofore held so that, upon this amendment becoming effective, each holder of record of a certificate theretofore representing issued Class A Common Stock or Class B Common Stock will be entitled to certificates representing in the aggregate two shares of Class A Common Stock, $.31-1/4 par value, or Class B Common Stock, $.31-1/4 par value, respectively, for each share of Class A Common Stock, $.62-1/2 par value, or Class B Common Stock, $.62-1/2 par value, respectively, of which the shareholder was the holder prior to the effectiveness of this amendment.

     Section 3. Terms. The relative rights, preferences, limitations and restrictions of each class of shares of Common Stock are as follows:

     (a)     Dividends.
     The holders of Class A Common Stock and Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, from funds lawfully available therefor, all dividends payable in cash or other property of the corporation, and for this purpose Class A Common Stock and Class B Common Stock shall be considered as one class, and the holders thereof shall be entitled to participate ratably, share for share, and without preference of either class over the other, in all dividends so declared and paid. Notwithstanding the foregoing, the holders of Class B Common Stock shall be entitled to receive dividends in each fiscal year of the corporation in an amount which is $.01 per share (the "Differential") greater than the amount of dividends which are paid on the Class A Common Stock in such year; provided, however, that

             (i) if any such fiscal year shall consist of less than 360 days, then the Differential shall be equal to $.01 per share multiplied by a fraction, the numerator of which is the number of whole calendar months in such fiscal year, and the denominator of which is twelve;

             (ii) with respect to the first fiscal year ending after the date this amendment becomes effective, the Differential shall be equal to $.01 per share multiplied by a fraction, the numerator of which is the number of whole calendar months between the date this amendment becomes effective and the end of such fiscal year, and the denominator which is twelve; and

             (iii) in the event of a split or division of the outstanding shares of Class B Common Stock into more shares of that class, or a combination of the outstanding shares of Class B Common Stock into a lesser number of shares of that class, or the declaration and payment of a stock dividend payable in shares of Class B Common Stock on the outstanding shares of Class B Common Stock, then, effective upon the effectiveness of such split, division or combination, or upon the payment of such stock dividend, as the case may be, the Differential shall be adjusted to $.01 per share multiplied by a fraction, the numerator of which is the number of shares of Class B Common Stock outstanding immediately prior to the effectiveness of such split, division or combination, or the payment of such stock dividend, as the case may be, and the denominator of which is the number of shares of Class B Common Stock outstanding immediately following such split, division or combination, or the payment of such stock dividend, as the case may be.

             All per share computations under clauses (i) and (ii) of this
     Section 3(a) shall be rounded to the nearest tenth of a cent and all payments to a holder of Class B Common Stock on any payment date with respect to all shares of Class B Common Stock held by such holder shall be rounded to the nearest whole cent.

             No stock dividend may be declared or paid on the outstanding shares of any class of Common Stock unless payable in shares of that class and no stock dividend may be declared or paid on the outstanding shares of any class of Common Stock unless, at the same time, a stock dividend, at the same rate, is declared and paid on the outstanding shares of each class of Common Stock, payable in shares of that class. The outstanding shares of any class of
                                                                    Exhibit 3(a)

     Common Stock shall not be split or divided into more shares of that class, or combined into a lesser number of shares of that class, unless, at the same time, the outstanding shares of each class of Common Stock are similarly split, divided or combined.

     (b) Voting. Except as otherwise provided in this Article V and except as otherwise required by law, the voting power of the corporation shall vest in the holders of Class A Common Stock, the holder of each issued and outstanding share of Class A Common Stock being entitled to one vote in person or by proxy for each such share, on all matters requiring the vote of shareholders, and the holders of Class B Common Stock shall not be entitled by reason of their holdings thereof to any voice or vote in the management or affairs of the corporation. Notwithstanding the foregoing, the holders of Class B Common Stock at any time issued and outstanding shall be entitled, as a class, (i) elect, at each meeting of shareholders at which directors are elected, one member of the Board of Directors of the corporation but shall not be entitled to vote upon the election of the remaining members of the Board of Directors of the corporation, and (ii) to full voting powers at any meeting of the shareholders of the corporation with respect to any proposed amendment to this Article V or with respect to any consolidation, merger, sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of its fixed assets, or the dissolution of the corporation. In addition to the foregoing, the express terms and provisions of any class of Common Stock shall not be changed without the affirmative vote of the holders of at least a majority of the issued and outstanding shares of such class of Common Stock.

     (c) Conversion. Any record holder of shares of Class A Common Stock shall be entitled, at any time or from time to time, to convert any or all of such shares held by such holder into the same number of shares of Class B Common Stock. A record holder desiring to effect the conversion of shares of Class A Common Stock into shares of Class B Common Stock shall furnish the corporation with (i) a signed written notice of the intended conversion, stating that such record holder desires to convert such shares of Class A Common Stock into the same number of shares of Class B Common Stock and requesting that the corporation issue all of such shares of Class B Common Stock to such holder, and
(ii) the certificate or certificates representing the shares of Class A Common Stock to be converted, in proper form for transfer. All Class A Common Stock surrendered for conversion hereunder shall be cancelled and retired permanently and shall not be reissued.

     (d) Dissolution. The Class A Common Stock and Class B Common Stock shall participate equally per share in all distributions of assets of the corporation upon voluntary or involuntary dissolution.

     (e) Elimination of the Foregoing Provisions. If, at any time, the number of issued and outstanding shares of Class A Common Stock shall constitute less than 15% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then issued and outstanding or the corporation shall not have paid any dividends on the Class B Common Stock for a period of thirty-six consecutive calendar months, then thereupon, all of the rights, preferences, limitations and restrictions set forth in this Section 3 relating to Class B Common Stock shall become the same as the rights, preferences, limitations and restrictions of the Class A Common Stock provided for herein, without any further action on the part of the corporation or its shareholders, and all distinctions between Class A Common Stock and Class B Common Stock shall thereupon and thereby be eliminated, so that all shares of Class B Common Stock shall be equal to shares of Class A Common Stock with respect to all matters, including without limitation, dividend payments and voting rights and all holders of shares of Class A Common Stock and Class B Common Stock shall vote as a single class (except as otherwise required by applicable law) on all matters submitted to a vote of the shareholders of the corporation; provided, however, the right and power to convert any shares of Class A Common Stock into shares of Class B Common Stock shall continue and, upon written request from the corporation to all holders of Class A Common Stock, such holders shall promptly take such steps as shall be necessary to convert the shares of Class A Common Stock held by such holders into shares of Class B Common Stock.
                                                                    Exhibit 3(a)


                                  ARTICLE VI

                                  DIRECTORS

     Section 1. Number of Directors. The number of directors of the corporation shall be not less than seven (7) nor more than fifteen (15), as may from time to time be specified by the By-laws and there shall be thirteen (13) Directors whenever the By-laws do not contain such authorized provision.

     Section 2. Qualifications of Directors. Directors need not be shareholders of the corporation. A majority of the Directors at any time shall be citizens of the United States.

                                 ARTICLE VII

                    PROVISIONS FOR REGULATION OF BUSINESS
                    AND CONDUCT OF AFFAIRS OF CORPORATION

     The business and conduct of the affairs of the corporation shall be regulated as follows:

     (a) The corporate seal of this corporation shall be circular in form and shall have around the circumference in raised letters and words "Kimball International, Inc.", and in other respects shall be in such form and device as the Board of Directors may determine. The directors may change the form, device and inscription of the seal at pleasure.

     (b) The shares of this corporation may be issued by the corporation for such amount of consideration as may be fixed from time to time by the Board of Directors.

     (c) Meetings of the shareholders of the corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

     (d) Meetings of the directors of the corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

     (e) The Board of Directors of the corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Code by By-laws of the corporation, but the affirmative vote of a majority of the members of the Board of Directors for the time being, shall be necessary to effect any alteration, amendment or repeal.

     (f) The corporation reserves the right to amend, alter, change, or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the Indiana General Corporation Act, or any other pertinent enactment of the General Assembly of the State of Indiana; and all rights and powers conferred hereby on shareholders, directors and/or officers are subject to this reserve power.

     (g) No contract or other transaction between this corporation and any one or more members of the Board of Directors, or between this corporation and another corporation, firm, partnership, joint venture, trust or other enterprise of which any one or more such interested members are directors, officers, shareholders, partners, members, employees or agents or in which any one or more such interested members are financially interested, shall be void or voidable because of such relationship or

                                                                    Exhibit 3(a)
             interest or because such interested member or members are present at the meeting of the Board of Directors at which such contract or transaction is authorized or approved or because such interested member's or members' votes are counted for such purposes, if (1) the fact of such relationship or interest is disclosed or known to the disinterested members of the Board of Directors who authorize, approve or ratify such contract or transaction by a vote or consent sufficient for the purpose without counting the votes of such interested member or members of the Board of Directors, or (2) the fact of such relationship or interest is disclosed or known to the holders of shares of this corporation and such holders authorize, approve or ratify such contract or transaction by a vote or consent sufficient for the purpose, or (3) such contract or transaction is fair and reasonable insofar as this corporation is concerned. Such interested member or members of the Board of Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors at which such contract or transaction is authorized, approved or ratified. This paragraph (g) shall not be construed to invalidate any contract or other transaction which would otherwise be valid under applicable common and statutory law.

     (h) It is intended that this corporation may acquire and own wasting assets or property having a limited life. The depletion of such assets by sale, lapse of time or otherwise need not be deducted in the computation or surplus available for dividends.

     (i) Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action the written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of committee.


                                    -0-0-0-











This instrument was prepared by Jeffrey R. Kinney, a member of the law firm of Bamberger, Foreman, Oswald and Hahn; 7th Floor, Hulman Building, P.O. Box 657; Evansville, Indiana 47704


                                                                    Exhibit 3(a)
                                     - 56 -